UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K/A-1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 30, 2017 (August 15, 2017)

THE GO ECO GROUP
(Formally Liberated Energy, Inc.)
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-55177
(Commission File No.)

15 Elvis Boulevard
Chester, New York 10918
(Address of principal executive offices and Zip Code)

(845) 610-3817
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REASON FOR AMENDMENT

This amended Form 8-K is being filed to correct the names of certain entities referred to herein and other related matters.

ITEM 1.01                          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 15, 2017, we entered into an agreement (the "Agreement") with Medsite Services, Inc., a Nevada corporation ("MDST") wherein we agreed to acquire from MDST, all of MDST's right, title and interest in and to Integro Health Services, Inc., a Nevada corporation ("Integro").  MDST has represented to us that it owns 100% of the outstanding securities of Integro and Integro is a wholly owned subsidiary corporation of MDST.  We closed this transaction on August 28, 2017 and accordingly, Integro became wholly owned by us.  In consideration of the foregoing, we issued 1,170,005 restricted shares of our Series B Preferred Stock to certain shareholders of MDST as disclosed in the Agreement.  As part of the consideration for the foregoing transaction, we and our president, Brian Conway cancelled 9,000,000 shares of our Series A Preferred Stock owned by Mr. Conway and amend the Series A Preferred Stock designation to reflect each share of Series A Preferred Stock has 10,000 votes per share and votes with the common on certain matters.  The amended designation of the Series A Preferred Stock has been filed with the Nevada Secretary of State.  Likewise, the designation for the Series B Preferred Stock has been filed with the Nevada Secretary of State.

The Agreement requires the filing of financial statements required by Form 8-K and Item 8 of Reg. S-X within seventy-five (75) days of closing which occurred on August 28, 2017.  Failure to do so will result in the termination of this agreement and the return of any and all securities issued pursuant to the Agreement.

ITEM 3.02                          UNREGISTERED SALE OF EQUITY SECURITIES.

We executed an agreement on August 15, 2017, (the "Agreement") with Medsite Services, Inc., a Nevada corporation ("MDST"); wherein we acquired from MDST, 100% of Integro Health Services, Inc., also a Nevada corporation ("Integro") in consideration of issuing certain owners of MDST 1,170,005 restricted shares of Series B Preferred stock.  We have also cancelled 9,000,000 shares of our Series A Preferred Stock, Amended the Designation of our Series A Preferred Stock, and filed a designation of the Series B Preferred Stock with the Nevada Secretary of State.

The issuance of shares of our Series B Preferred Stock was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, in that our transaction did not involve any public offering. MDST was supplied with the same information that could be found in Part I of a Form S-1 registration statement and we determined that MDST is a sophisticated investor as that term is defined in the rules, regulations and decisions of the Securities and Exchange Commission.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS.

(a)               Financial Statements of Business Acquired

The financial statements for the company acquired, Integro, will be filed no later than 71 calendar days after the date that the initial report on Form 8-K was due at the SEC.

(b)               Pro Forma Financial Information

The pro forma financial information for the company acquired, Integro, will be filed no later than 71 calendar days after the date that the initial report on Form 8-K was due at the SEC.

Exhibits

Exhibits	Document Description

10.1*	Securities Exchange Agreement.
10.2*	Securities Exchange Agreement - Exhibit B - Certificate of Designation of Series B Convertible Preferred Stock.
10.3*	Securities Exchange Agreement - Exhibit C – Amended Certificate of Designation of Series A Convertible Preferred Stock.

*        Exhibits will be filed with our Form 10-K for the year ending September 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 30th day of August 2017.

THE GO ECO GROUP

BY:	BRIAN CONWAY
Brian Conway
President, Director, Chief Executive Officer, Chief Financial Officer and member of the Board of Directors